Hospitality Properties Trust
      Computation of Pro Forma Ratio of Earnings to Fixed Charges
             (amounts in thousands, except ratio amounts)



                                     For the Nine Months Ended September 30, 1998     For the Year Ended December 31, 1997
                                   -----------------------------------------------   ---------------------------------------
                                                                      Adjusted                                     Adjusted
                                        Historical     Pro Forma      Pro Forma      Historical     Pro Forma      Pro Forma
                                        ----------     ---------      ---------      ---------      ---------      ---------
Income before extraordinary item         $64,336       $58,824        $64,638        $59,153         $64,795       $ 87,048
Fixed charges                             15,178        26,070         26,070         15,534          34,762         34,762
                                         -------       -------        -------        -------         -------       --------
     Adjusted earnings                   $79,514       $84,894        $90,708        $74,687         $99,557       $121,810
                                         =======       =======        =======        =======         =======       ========
Fixed charges:
     Interest on indebtedness and
       amortization of deferred
       finance costs                     $15,178       $26,070        $26,070        $15,534         $34,762       $ 34,762
                                         -------       -------        -------        -------         -------       --------
          Total fixed charges            $15,178       $26,070        $26,070        $15,534         $34,762       $ 34,762
                                         =======       =======        =======        =======         =======       ========
Ratio of earnings to fixed charges           5.2x          3.3x           3.5x           4.8x            2.9x           3.5x
                                         =======       =======        =======        =======         =======       ========